AMENDMENT NUMBER EIGHT TO AMENDED AND RESTATED
CREDIT AGREEMENT
     This AMENDMENT NUMBER EIGHT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 5, 2006, is entered into among DECKERS OUTDOOR CORPORATION, a Delaware corporation (“Borrower”), and COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank-California, a California banking corporation (“Bank”), with reference to the following facts:
     A. Borrower and UGG Holdings, Inc., a California corporation (“UGG”), on the one hand, as co-borrowers, and Bank, on the other hand, previously entered into that certain Amended and Restated Credit Agreement, dated as of November 25, 2002, as amended from time to time (as so amended, the “Agreement”);
     B. UGG has duly merged with and into Borrower and Borrower is the surviving entity; and
     C. Borrower and Bank desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
     1. Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
     2. Exhibits and Schedules.
          (a) Exhibit 1.1B (Form of Borrowing Base Certificate) to the Agreement is hereby deleted.
          (b) Exhibit 2.5(b) (Form of Notice of Borrowing) to the Agreement is hereby replaced by Exhibit 2.5(b) attached hereto.
          (c) Exhibit 1.1E (Locations of Eligible Inventory) to the Agreement is hereby deleted.
     3. Amendments to Section 1.1.
          (a) The following definitions are hereby deleted from Section 1.1 of the Agreement: “Applicable A/R Advance Rate,” “Borrowing Base,” “Borrowing Base Certificate,” “Eligible Accounts,” “Eligible Inventory,” “Inventory Sublimit” and “Inventory Sublimit Increase Date.”
          (b) The definition of “Revolving Loans Maturity Date” is hereby amended in its entirety as follows: “‘Revolving Loans Maturity Date’ means June 1, 2008.”

     4. Amendments to Sections 2.1 and 2.2. Sections 2.1 and 2.2 of the Agreement are hereby amended in their entirety as follows:
     “2.1 Revolving Loans. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, and subject to the other terms and conditions hereof, Bank agrees to make revolving loans (“Revolving Loans”) to Borrower, upon notice in accordance with Section 2.5(b), from the Closing Date up to but not including the Revolving Loans Maturity Date, the proceeds of which shall be used only for the purposes allowed in Section 7.1(a), subject to the following conditions and limitations:
          “(a) Intentionally omitted.
          “(b) Borrower shall not be permitted to borrow, and Bank shall not be obligated to make, any Revolving Loans to Borrower, unless and until all of the conditions for a Borrowing set forth in Section 4.2 have been met to the reasonable satisfaction of Bank; and
          “(c) Intentionally omitted.”
“Borrower may repay and, subject to the terms and conditions hereof, reborrow Revolving Loans. All such repayments shall be without penalty or premium except as otherwise required by Section 2.7 with respect to repayments of LIBOR Lending Rate Portions. Borrower shall give Bank at least three (3) LIBOR Business Days’ prior written notice of any repayment of a LIBOR Lending Rate Portion. On the Revolving Loans Maturity Date, Borrower shall pay to Bank the entire unpaid principal balance of the Revolving Loans together with all accrued but unpaid interest thereon.”
     “2.2 Foreign Exchange Forward Contracts. Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, and subject to the other terms and conditions of this Agreement and the Foreign Exchange Agreement, Borrower may incur Currency Obligations from time to time from the Closing Date up to but not including the Revolving Loans Maturity Date, subject to the following conditions and limitations:
          “(a) Tenors for Borrower’s Currency Obligations shall not exceed the lesser of 365 days and the Revolving Loans Maturity Date;
          “(b) The aggregate amount of Currency Obligations outstanding at any one time after giving effect to any proposed incurrence of a Currency Obligation by Borrower shall not exceed the Foreign Exchange Sublimit;

          “(c) Intentionally omitted.
          “(d) The Currency Obligations shall be incurred by Borrower only for international transactions incurred in the ordinary course of business; and
          “(e) In connection with all Currency Obligations, Borrower shall pay all amounts due to Bank, including all fees, charges and expenses, in accordance with the terms of the Foreign Exchange Agreement.”
     5. Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended in its entirety as follows:
     “3.1 Letters of Credit.
          “(a) Provided that no Event of Default or Unmatured Event of Default is continuing and subject to the other terms and conditions hereof, Bank agrees to issue standby and sight and usance commercial letters of credit (“Letters of Credit”) for the account of Borrower in such form as may be approved from time to time by Bank, subject to the following limitations:
               “(i) Intentionally omitted.
               “(ii) The face amount of the Letter of Credit requested if and when issued must not cause the Letter of Credit Usage to exceed the Letter of Credit Sublimit;
               “(iii) Standby Letters of Credit may not have an expiry date or draw period which extends beyond the earlier of (x) 365 days following the date of issuance, or (y) the date which is ten (10) days prior to the Revolving Loans Maturity Date;
               “(iv) Commercial Letters of Credit may not have an expiry date or draw period which extends beyond the earlier of (x) 180 days following the date of issuance, or (y) the date which is ten (10) days prior to the Revolving Loans Maturity Date; and
               “(v) The conditions specified in Section 4.2 shall have been satisfied on the date of issuance of such Letter of Credit.
          “(b) Each Letter of Credit shall (i) be denominated in Dollars or other currency acceptable to Bank, and (ii) be a standby or commercial letter of credit issued to support obligations of Borrower, contingent or otherwise, in the ordinary course of business.

          “(c) Each Letter of Credit shall be subject to the Uniform Customs or the ISP, as determined by Bank, in its sole discretion, and, to the extent not inconsistent therewith, the laws of the State of California.
          “(d) Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Bank to exceed any limits imposed by its organizational or governing documents or by any applicable law, rule, regulation or treaty or determination of an arbitrator or a court or other governmental authority to which Bank is subject.”
     6. Deletion of Sections 5.19 and 5.20. Sections 5.19 (Representations and Warranties re Eligible Accounts) and 5.20 (Representations and Warranties re Eligible Inventory) of the Agreement are hereby deleted in their entirety and replaced with the statements, “Intentionally omitted.”
     7. Amendment to Section 6.3(a). Section 6.3(a) (Collateral Reporting) of the Agreement is hereby amended in its entirety to read as follows:
               “(a) as soon as available but not later than twenty (20) days after the end of each month, a backlog report on a quarterly basis;”
     8. Amendments to Section 7.15.
          (a) Subsection (a) of Section 7.15 of the Agreement is hereby amended in its entirety as follows:
               “(a) the Quick Ratio, measured as of the end of each fiscal quarter of Borrower, at any time to be less than 0.90:1.00.
          (b) Subsection (b) of Section 7.15 of the Agreement is hereby amended in its entirety as follows:
               “(b) Consolidated Net Profit, for any fiscal quarter of Borrower, to be less than $1,000,000.
     9. Representations and Warranties. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank that:
          (a) No Event of Default or Unmatured Event of Default is continuing;
          (b) All of the representations and warranties set forth in the Agreement and the Loan Documents are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the Closing Date); and

          (c) This Amendment has been duly executed and delivered by Borrower, and after giving effect to this Amendment, the Agreement and the Loan Documents continue to constitute the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.
     10. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions:
          (a) Bank shall have received this Amendment, duly executed by Borrower and Bank;
          (b) Bank shall have received an updated corporate borrowing resolution and incumbency certificate in form and substance satisfactory to Bank;
          (c) No Event of Default, Unmatured Event of Default or Material Adverse Effect shall have occurred and be continuing; and
          (d) All of the representations and warranties set forth herein, in the Loan Documents and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the Closing Date).
     11. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
     12. Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.
     13. Reaffirmation of the Agreement. The Agreement as amended hereby and the other Loan Documents remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

DECKERS OUTDOOR CORPORATION, a Delaware corporation
By:	/s/ Zohar Ziv
Name:	Zohar Ziv
Title:	Chief Financial Officer

COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank-California, a California banking corporation
By:	/s/ Geoffrey Matthews
Name:	Geoffrey Matthews
Title:	Vice President

Exhibit 2.5(b)
To
Amendment Number Eight to Amended and Restated Revolving Credit Agreement
Form of Notice of Borrowing
Exhibit 1.1B

NOTICE OF BORROWING

To:	COMERICA BANK-CALIFORNIA 15303 Ventura Boulevard Sherman Oaks, California 91403 Attn: Geoffrey Matthews
     This Notice of Borrowing is given pursuant to Section 2.5(b) of that certain Amended and Restated Credit Agreement, dated as of November 25, 2002 (the “Agreement”), between DECKERS OUTDOOR CORPORATION, a Delaware corporation (“Borrower”), and COMERICA BANK-CALIFORNIA, a California corporation (“Bank”). All initially capitalized terms used but not defined in this Notice of Borrowing shall have the meanings assigned to such terms in the Agreement.
     The undersigned hereby requests a Borrowing as follows:

$__________	Base Lending Rate Portion;

$__________	LIBOR Lending Rate Portion with an Interest Period of __ [1, 2, 3, or 6] months and expiring on __________, 20__ ($1,000,000 minimum);

$__________	Total
     The undersigned requests that such Borrowing be made available on __________, 20__.
     The undersigned certifies that, as of the date of the requested Borrowing:
          (a) the representations and warranties of Borrower contained in the Agreement and the Loan Documents are true on and as of such date, except to the extent such representations and warranties expressly relate solely to an earlier date;
          (b) no Event of Default or Unmatured Event of Default has occurred or will result from the proposed Borrowing;
          (c) after giving effect to the Borrowing(s) requested hereby, there shall be no more than three (3) LIBOR Lending Rate Portions outstanding;
          (d) the proceeds of the Loan requested hereby shall be used in accordance with Section 7.1 of the Agreement; and
          (e) Borrower has satisfied in all respects all conditions under the Agreement to be performed or satisfied by it on or before such date.

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Dated: ____________ __, 200_	DECKERS OUTDOOR CORPORATION, a Delaware corporation
By:
Name:
Title:

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